Exhibit 10.01

                                SCANA CORPORATION

                      SUPPLEMENTARY VOLUNTARY DEFERRAL PLAN



                     as amended and restated
                        effective as of
                        October 21, 1997









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                         SCANA CORPORATION

                SUPPLEMENTARY VOLUNTARY DEFERRAL PLAN


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                          TABLE OF CONTENTS

                                                           Page


SECTION 1.  ESTABLISHMENT AND PURPOSE                        1
     1.1    Establishment of Plan                            1
     1.2    Description of the Plan                          1
     1.3    Purpose of the Plan                              1

SECTION 2.  DEFINITIONS                                      2
     2.1    Definitions                                      2
     2.2    Gender and Number                                5

SECTION 3.  ELIGIBILITY AND PARTICIPATION                    6
     3.1    Eligibility                                      6
     3.2    Participation                                    6
     3.3    Continued Participation                          6

SECTION 4.  DEFERRALS                                        7
     4.1    Employee Deferrals                               7
     4.2    Crediting of Employer Matching Deferrals         7

SECTION 5.  SVDP LEDGER                                      8
     5.1    SVDP Ledger                                      8
     5.2    Adjustment of Amounts Credited to SVDP Ledgers   8
     5.3    Credited Common Stock Not Stock                  8
     5.4    Charges Against SVDP Ledger                      8

SECTION 6.  PAYMENT OF BENEFITS                              9
     6.1    When Payment Made                                9
     6.2    Payment Manner and Amount                        9
     6.3    Financial Emergency                              9

SECTION 7.  BENEFICIARY DESIGNATION                          10
     7.1    Designation of Beneficiary                       10
     7.2    Death of Beneficiary                             10
     7.3    Ineffective Designation                          10

SECTION 8.  CHANGE IN CONTROL PROVISIONS                     12
     8.1    Accelerated Distributions Upon Change
              in Control                                     12
     8.2    Tax Computation                                  12
     8.3    No Subsequent Recalculation of Tax Liability     12
     8.4    Successors                                       13
     8.5    Amendment and Termination After Change
              in Control                                     13

SECTION 9.  GENERAL PROVISIONS                               14
     9.1    Contractual Obligation                           14
     9.2    Unsecured Interest                               14
     9.3    "Rabbi" Trust                                    14
     9.4    Employment/Participation Rights                  14
     9.5    Nonalienation of Benefits                        15
     9.6    Severability                                     15
     9.7    No Individual Liability                          15
     9.8    Applicable Law                                   15

SECTION 10.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION  16
     10.1    In General                                      16
     10.2    Claims Procedure                                16
     10.3    Finality of Determination                       16
     10.4    Delegation of Authority                         16
     10.5    Expenses                                        16
     10.6    Tax Withholding                                 16
     10.7    Incompetency                                    16
     10.8    Action by Corporation                           17
     10.9    Notice of Address                               17
     10.10   Amendment and Termination                       17

SECTION 11.  EXECUTION                                       18



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                       SCANA CORPORATION


               SUPPLEMENTARY VOLUNTARY DEFERRAL PLAN

                      (As Amended and Restated)


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                   SECTION 1. ESTABLISHMENT AND PURPOSESECTION






     1.1 Establishment of Plan. SCANA Corporation established, effective as of January 1, 1987, a supplementary voluntary deferred compensation plan for executives known as the "SCANA Corporation Supplementary Voluntary Deferral Plan" (hereinafter called the "Plan"), which Plan was amended on February 24, 1988 effective for calendar 1988, and on October 26, 1988 effective for calendar 1989, generally effective as of said date. The Plan was further amended on August 28, 1991 for various design changes at various effective dates. The Plan was further amended and restated as of December 18, 1996 to clarify various administrative provisions and to include provisions applicable upon a Change in Control. Finally, the Plan was amended and restated effective as of October 21, 1997 to clarify certain provision regarding a Change in Control.

     1.2 Description of the Plan. This Plan is intended to constitute a non-qualified deferred compensation plan which, in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), is unfunded and established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

     1.3 Purpose of the Plan. The purpose of this Plan is to enable the Company to attract and retain persons of outstanding competence, to provide incentive benefits to a very select group of key management employees who contribute materially to the continued growth, development, and future business success of the Company, and to provide a means whereby certain amounts payable by the Company to selected executives may be deferred to some future period.


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                 SECTION 2.  DEFINITIONSSECTION 2.  DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

      (a)  "Additional   Deferral"  means  the  pre-tax   deferrals  made  by  a
Participant under this Plan of up to nine (9) percent of his Compensation in accordance with Section 4.1(b).

      (b) "Basic Deferral" means the pre-tax deferrals made by a Participant under this Plan of up to six (6) percent of his Compensation in accordance with
Section 4.1(a).

      (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      (d) "Beneficiary" means any person or entity who, upon the Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 7 hereof.

      (e) "Board" means the Board of Directors of the Corporation.

      (f) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

             i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

           ii) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

          iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935 as amended (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Corporation's voting shares of capital stock;

          iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

          v) The shareholders of the Corporation approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South Carolina Pipeline Corporation, or any subsidiary of SCANA designated by the Board of Directors of SCANA as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected Material Subsidiary.

      (g) "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Code Limitations" means the limitations imposed on deferrals under and contributions to the Qualified Plan under Code sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g)(1), 415, and such other Code sections as the Committee, in its sole discretion, may designate.

      (i) "Committee" means the Management Development and Corporate Performance Committee of the Board.

      (j) "Common Stock" means amounts representative of shares of common stock of the Corporation.

      (k)  "Company"  means  the   Corporation  and  any   subsidiaries  of  the
Corporation and their successor(s) or assign(s) that adopt this Plan through execution of Agreements with any of their Employees or otherwise.


      (l) "Compensation" means the Participant's Eligible Earnings (as defined in the Qualified Plan), determined without regard to any of the Code Limitations and without regard to any deferrals or the foregoing of compensation under any other plan of deferred compensation maintained by the Company.

      (m) "Corporation" means SCANA Corporation, a South Carolina corporation, or any successor thereto.

      (n) "Eligible Employee" means an Employee who is employed by the Company in a high-level management or administrative position, including employees who also serve as officers of the Company, and whose deferrals and/or contributions under the Qualified Plan are limited due to the Code Limitations.

      (o) "Employee" means a person who is actively employed by the Company and who falls under the usual common law rules applicable in determining the employer-employee relationship.

      (p)  "Employer   Matching   Deferral"  means  the  deferrals  credited  to
Participant's SVDP Ledgers in accordance with Section 4.2.

      (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (r) "Participant" means any Eligible Employee of the Company who meets the eligibility requirements of Section 3.

      (s) "Fair Market Value" of the Common Stock shall mean:

             (i) In the case of any distribution, the closing price for shares of Common Stock on the New York Stock Exchange on the date of distribution.

            (ii) In the case of any deferrals hereunder designed to mimic the performance of the Qualified Plan, the price at which shares of Common Stock shall next be allocated to accounts under the Qualified Plan.

          (iii) In the case of any other transaction hereunder designed to mimic the investment or reinvestment of Common Stock, the closing price for shares of Common Stock on the New York Stock Exchange on the measuring date.

      (t) "Qualified Plan" means the SCANA Corporation Stock Purchase-Savings Plan, as amended from time to time.

      (u) "Retirement" means retirement at a Retirement Date as defined under the SCANA Corporation Retirement Plan.


      (v) "Termination Date" means the date of a Participant's severance of employment from the Company by reason of death, Retirement, resignation, discharge or otherwise, or upon the Participant's disability as that term is defined by the SCANA Corporation Long-Term Disability Benefit Plan for Employees and where the prognosis is that such condition will not change.

      (w) "Year" means the calendar year.

2.2 Gender and Number.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


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             SECTION 3.  ELIGIBILITY AND PARTICIPATIONSECTION

     3.1 Eligibility. An Eligible Employee shall become eligible to participate in this Plan if:

      (a) the Employee has a base salary rate of compensation during the subject Year of at least $150,000 (as adjusted each year by the Committee in its sole discretion),

      (b) the Employee has elected to have the maximum allowable pre-tax deferrals made on his behalf under the Qualified Plan for the subject Year, and

      (c) as a result of the application of the Code Limitations, the Employee loses the opportunity under the Qualified Plan to defer amounts on a pre-tax basis or benefit from Employee Contributions thereunder.

     3.2  Participation.  An Employee who meets the eligibility  requirements of
Section 3.1 may become a Participant in this Plan by electing to defer a portion of his Compensation on such form and in such manner as determined by the Committee pursuant to Section 4.

     3.3 Continued Participation. Once an Eligible Employee elects to participate in this Plan, such election shall continue for all future years, provided he continues to satisfy the requirements of Section 3.1, unless and until the Committee shall designate that individual as ineligible to participate, or the Employee elects to discontinue participation. If a Participant becomes ineligible to participate for future deferrals under this Plan, he shall retain all the rights described under this Plan with respect to deferrals previously made while an active Participant.


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                    SECTION 4.  DEFERRALS

     4.1 Employee Deferrals. An Eligible Employee may elect to participate in the Employee Deferral feature of this Plan for a Year as follows:

     (a) Basic Deferrals. An Eligible Employee may elect to defer Basic Deferrals under this Plan in whole percentages up to six (6) percent of his Compensation less the Deferrals made by the Eligible Employee on a pre-tax basis under the Qualified Plan.

     (b) Additional Deferrals. In addition to Basic Deferrals, an Eligible Employee may elect to defer Additional Deferrals under this Plan in whole percentages up to nine (9) percent of his Compensation, less the Additional Contributions deferred by the Eligible Employee on a pre-tax basis under the Qualified Plan.

     Either of such elections must be made at least ten (10) days prior to a Year to be effective in that Year; provided, however, that an Employee who first becomes eligible to participate during a Year may make such an election on a prospective basis within thirty (30) days of first becoming eligible. Such election shall be made by providing for the deferral of Eligible Earnings to the Plan on the appropriate payroll form(s), and once made shall apply automatically to any increase or decrease in Eligible Earnings during any given Year and from Year to Year unless a different deferral election is appropriately made. Also, where an Eligible Employee at the time of election to defer under the Qualified Plan elects to defer the maximum allowable percentage of Eligible Earnings thereunder, such Employee's elected Deferral under the Plan shall automatically increase or decrease during any given Year and from Year to Year as a result of such Employee's deferring a lesser or greater percentage of Eligible Earnings under the Qualified Plan as the maximum percentage allowable, unless a different Deferral election is appropriately made. Employee Deferrals shall be credited to the Participant's SVDP Ledger at such times and in such manner as determined by the Committee, but no less frequently than monthly.

     4.2 Crediting of Employer Matching Deferrals. A Participant who as elected to have a Basic Deferral under Section 4.1(a) will be automatically credited with an amount equal to the Employer Contribution to which the Participant would have been entitled under the Qualified Plan in the absence of any Code Limitations had his Deferrals under this Plan been made under the Qualified Plan, reduced by the amounts allocated as Employer Contributions under the Qualified Plan. Such Employer Matching Deferrals shall be credited to each Participant's SVDP Ledger at such times and in such manner as the Committee, in its sole discretion determines, but no less frequently than monthly.


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                     SECTION 5.  SVDP LEDGER

     5.1 SVDP Ledger. The Committee shall establish for each Participant an appropriate bookkeeping record (hereinafter called the "SVDP Ledger") which shall reflect the amounts deferred on behalf of each Participant as Employee Deferrals and Employer Matching Deferrals. All deferrals credited to each Participant's SVDP Ledger will be converted into credited shares of Common Stock as though purchased by the Trustee of the Qualified Plan in accordance with the provisions of such Plan.

     5.2 Adjustment of Amounts Credited to SVDP Ledgers. The value of each Participant's SVDP Ledger shall be adjusted from time to time to reflect increases and decreases in shares of Common Stock as well as any stock or cash dividends and stock splits that may from time to time be declared. All stock dividends attributable to hypothetical shares of Common Stock credited to each Participant's SVDP Ledger shall be converted to additional credited shares of Common Stock as though reinvested as of the next business day after the dividend is paid.

     5.3 Credited Common Stock Not Stock. Nothing in this Plan shall be construed to require the investment of any deferrals in shares of Common Stock or give a Participant any rights whatsoever with respect to any shares of Common Stock.

     5.4 Charges Against SVDP Ledger. There shall be charged against each Participant's SVDP Ledger any payments made to the Participant or to his Beneficiary in accordance with Section 6 hereof.


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                SECTION 6.  PAYMENT OF BENEFITS

     6.1 When Payment Made. Upon a Participant's Termination Date, there shall be paid to the Participant, or in the event of the Participant's death to the Participant's Beneficiary or Beneficiaries, the aggregate amounts payable under
Section 6.2 as charges against the Participant's account in the SVDP Ledger.

     6.2 Payment Manner and Amount. All benefits payable under the terms of this Plan to a Participant (or his Beneficiary(ies)) shall be paid as a lump-sum cash distribution. Such payment shall be in an amount equivalent to the Fair Market Value of the number of shares of Common Stock in the Participant's account on the Termination Date together with any cash for deferrals that had not yet been converted into Common Stock pursuant to Section 5.1 as of the distribution date.

6.3 Financial Emergency.3 Financial Emergency. The Committee (or its delegate), at its sole discretion, may alter the timing or manner of payment of deferred amounts if the Participant establishes, to the satisfaction of the Committee (or its delegate), an unanticipated and severe financial hardship that is caused by an event beyond the Participant's control. In such event, the Committee (or its delegate) may:

      (a) provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum cash payment, or

      (b) provide for such installment payment schedules as it deems appropriate under the circumstances,

     as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to satisfy the financial emergency. Severe financial hardship will be deemed to have occurred in the event of the Participant's or a dependent's sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. The Committee's decision (or that of its delegate) in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive, and not subject to appeal.


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             SECTION 7.  BENEFICIARY DESIGNATIONSECTION

7.1 Designation of Beneficiary.

      (a) A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Corporation. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Corporation. All Beneficiary designations shall be addressed to the Secretary of SCANA Corporation and delivered to his office, and shall be processed as indicated in subsection (b) below by the Secretary or by his authorized designee.

      (b) The Secretary of SCANA Corporation (or his authorized designee) shall, upon receipt of the Beneficiary designation: (1) ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature;

            (2) if signed, stamp the designation "Received", indicate the date of receipt, and initial the designation in the proximity of the stamp.

7.2   Death of Beneficiary.2   Death of Beneficiary.

     (a) In the event that all of the Beneficiaries named in Section 7.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

     (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any dollar amount or proportion of funds designated or indicated for him per the designation of Section 7.1, and the dollar amount or designated or indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

7.3   Ineffective Designation.

      (a) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

      (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.


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              SECTION 8.  CHANGE IN CONTROL PROVISIONS

8.1 Accelerated Distributions Upon Change in Control8.1 Accelerated Distributions Upon Change in Control. Notwithstanding anything in this Plan to the contrary and subject to the terms of any agreement, if any, upon the occurrence of a Change in Control where there has not been a termination of the SCANA Corporation Key Employee Severance Benefits Plan prior thereto, the amounts (or remaining amounts) held in each Participant's SVDP Ledger under this Plan as of the date of such Change in Control (referred to as each Participant's "SVDP Benefit") shall become immediately due and payable. All SVDP Benefits payable this Section 8.1 shall be paid to each Participant (and his or her Beneficiary) in the form of a single lump sum cash payment, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state, and local income tax and Excise Tax upon the SVDP Benefit and the Gross-Up Payment provided for by this Section 8 shall be equal to the value of the Participant's SVDP Benefit. Such payment shall be made by the Corporation (or to the extent assets are transferred to the SCANA Corporation Executive Benefit Plan Trust by the trustee of such trust in accordance with the trust's terms) to the Participant (or his or her Beneficiary) as soon as practicable following the Change in Control, but in no event later than the date specified by the terms of the SCANA Corporation Executive Benefit Plan Trust. In all events, if the Key Employee Severance Benefits Plan was terminated prior to such Change in Control, then, the provisions of this Section shall not apply and Participants' benefits shall be determined and paid under the otherwise applicable provisions of the Plan and/or any individual Participant agreement.

8.2 Tax Computation.2 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 8.1, whether any of a Participant's SVDP Benefit will be subject to the Excise Tax, and the amounts of such Excise
Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his or her Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Committee or its designee in it its sole discretion.

8.3 No Subsequent Recalculation of Tax Liability8.3 No Subsequent Recalculation of Tax Liability. The Gross-Up Payments described in the foregoing provisions of this Section 8 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his or her Beneficiary), the payment of which is to be made by the Corporation or the SCANA Corporation Executive Benefit Plan Trust. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his or her Beneficiary) ultimately determined as owed.

8.4 Successors. Notwithstanding anything in this Plan to the contrary, and subject to the terms of an individual Participant agreement, if any, upon the occurrence of a Change in Control, and only if the SCANA Corporation Key Employee Severance Benefits Plan ("KESBP") was terminated prior to such Change in Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, subject to the remaining provisions of this
Section 8.4. In the event of such a Change in Control where the KESBP is terminated, Participants shall become entitled to benefits hereunder in accordance with the terms of this Plan, and/or any individual Participant agreement, based on amounts credited to each Participant's SVDP Ledger as of the date of such Change in Control plus interest on such amounts at the prime interest rate charged from time to time by the Wachovia Bank of South Carolina, N.A. to the end of the month prior to the month such amounts are distributed to each Participant. In such case, any successor to the Company shall not be required to provide for additional deferrals of benefits beyond the date of such Change in Control. In addition, and notwithstanding Section 8.5 to the contrary, if there is a Change in Control and the KESBP is terminated prior to such Change in Control, a successor to the Company may amend this Plan to provide for an automatic lump sum distribution of the then current value of Participants' SVDP Ledgers hereunder without such amendment being treated as an amendment reducing any benefits earned.

8.5 Amendment and Termination After Change in Control. Notwithstanding the foregoing, and subject to this Section 8, no amendment, modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control if it would have the effect of reducing any benefits earned (including optional forms of distribution) prior to such Change in Control without the written consent of all of the Plan's
Participants covered by the Plan at such time. In all events, however, the Corporation reserves the right to amend, modify or delete the provisions of
Section 8 at any time prior to a Change in Control, pursuant to a Board resolution adopted by a vote of two-thirds (2/3) of the Board members then serving on the Board.

                SECTION 9.  GENERAL PROVISIONSSECTION 9.  GENERAL PROVISIONS

     9.1 Contractual Obligation. It is intended that the Corporation is under a contractual obligation to make payments from a Participant's account when due. Payment of account balances shall be made out of the general funds of the Corporation as determined by the Board without any restriction of the assets of the Corporation relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

     9.2 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Corporation. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     9.3 "Rabbi" Trust. In connection with this Plan, the Board shall establish a grantor trust (known as the "SCANA Corporation Executive Benefit Plan Trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Corporation under this Plan (and such other plans and arrangements as determined from time to time by the Corporation). At any time prior to a Change in Control, as that term is defined in such Trust, the Corporation may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Corporation under this Plan, as determined in the sole discretion of the Committee or its designee, subject to the return of such assets to the Corporation at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Corporation in the event of the Corporation's insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than "unfunded" under ERISA. Notwithstanding the establishment of the Trust, the right of any Participant to receive future payments under the Plan shall remain an unsecured claim against the general assets of the Corporation.

9.4    Employment/Participation Rights

      (a) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

      (b) Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Company will continue to employ a Participant in any particular position or at any particular rate of remuneration.


      (c) No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

      (d) Nothing in this Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit-sharing, deferred compensation or other benefit plan or program of the Corporation.

9.5    Nonalienation of Benefits

      (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or change the same shall be void; nor shall any such disposition be compelled by operation of law.

      (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

      (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or change any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease, and the Committee shall direct in such event that the Corporation hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Committee may deem proper.

     9.6 Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

     9.7 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Corporation or any representative appointed hereunder by the Corporation, under or by reason of any of the terms or conditions of the Plan.

     9.8 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of South Carolina, except to the extent governed by applicable Federal law.

   SECTION 10.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

     10.1 In General. This Plan shall be administered by the Committee, which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Committee may adopt such rules as it deems necessary, desirable or appropriate in administering this Plan and the Committee may act at a meeting, in a writing without a meeting, or by having actions otherwise taken by a member of the Committee pursuant to a delegation of duties from the Committee.

     10.2 Claims Procedure. Any person dissatisfied with the Committee's determination of a claim for benefits hereunder must file a written request for reconsideration with the Committee. This request must include a written explanation setting forth the specific reasons for such reconsideration. The Committee shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Committee with respect to such explanation. The Committee shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Committee shall be conclusive, binding, and final upon all claimants under this Plan.

     10.3 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

     10.4 Delegation of Authority. The Committee may, in its discretion, delegate its duties to an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

     10.5 Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Corporation.

     10.6 Tax Withholding. The Corporation shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.


     10.7 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Company receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Company finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for the care of such person otherwise entitled to payment.

     In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Company. Any payment made under the provisions of this Section 10.7 shall be a complete discharge of liability therefor under the Plan.

     10.8 Action by Corporation. Any action required or permitted to be taken hereunder by the Corporation or its Board shall be taken by the Board, or by any person or persons authorized by the Board.

     10.9 Notice of Address. Any payment made to a Participant or to his Beneficiary at the last known post office address of the distributee on file with the Corporation, shall constitute a complete acquittance and discharge to the Corporation and any director or officer with respect thereto, unless the Corporation shall have received prior written notice of any change in the condition or status of the distributee. Neither the Corporation nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or his Beneficiary.

     10.10 Amendment and Termination. The Corporation expects the Plan to be permanent but, since future conditions affecting the Corporation cannot be anticipated or foreseen, the Corporation reserves the right to amend, modify, or terminate the Plan at any time by action of its Board, subject to Section 8; provided, however, that any such action shall not diminish retroactively any amounts deferred, which have been credited to any Participant's SVDP Ledger. If the Board amends the Plan to cease future deferrals hereunder or terminates the Plan, the Board may, in its sole discretion, direct that the deferrals value of each Participant's SVDP Ledger be paid to each Participant (or Beneficiary, if applicable) in an immediate lump sum payment. In the absence of any such direction from the Board, the Plan shall continue as a "frozen" plan under which no future deferrals will be recognized (however, changes in value of amounts credited to Participants' SVDP Ledgers shall continue to be recognized) and each Participant's benefits shall be paid in accordance with the otherwise applicable terms of the Plan.

                   SECTION 11. EXECUTION


IN WITNESS WHEREOF, the Company has caused this SCANA Corporation Supplementary Voluntary Deferral Plan to be executed by its duly authorized officer this ______ day of __________________________, 199___, to be effective as of October
21, 1997.

                          SCANA Corporation


                          By:____________________________

                          Title:___________________________

ATTEST:

---------------------------------
Secretary